EXHIBIT 99

News Release

    For Information Contact:
Marshall H. Bridges, Treasurer and Vice President (563) 272-4844

HNI CORPORATION APPOINTS JERRY DITTMER AS PRESIDENT, THE HON COMPANY

MUSCATINE, Iowa (March 10, 2008) – HNI Corporation (NYSE: HNI) announced today the appointment of Jerry Dittmer as President, The HON Company and Executive Vice President, HNI Corporation, reporting to Stan Askren, Chairman, President and CEO, HNI Corporation.

Mr. Dittmer was previously Vice President and Chief Financial Officer, HNI Corporation.  Since joining HNI Corporation in 1991, he has held multiple senior-level financial and operational positions within multiple HNI companies.  Prior to joining HNI Corporation, Mr. Dittmer held several management positions with PricewaterhouseCoopers, Crown Zellerbach, Perlman & Rocque, and Arthur Andersen & Co.  Mr. Dittmer is a certified public accountant and certified management accountant.  He holds an industrial administration and accounting degree from Iowa State University and completed the Executive Program at the University of Michigan.

Eric Jungbluth, the previous President, The HON Company and Executive Vice President, HNI Corporation, has resigned to pursue a private equity opportunity.

HNI Corporation is a NYSE traded company providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Lamex®, Heatilator®, Heat & GloTM, and Quadra-Fire®, have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  By doing so, in 2007 the Corporation was recognized by Fortune Magazine as one of America’s Most Admired Companies.  In 2007, the Corporation was recognized by IndustryWeek as one of the 50 Best U.S. Manufacturing Companies for the fifth consecutive year.  HNI Corporation's common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Corporation’s website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) repurchases of common stock, and (f) ability to maintain its effective tax rate; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; lower industry growth than expected; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; restrictions imposed by the terms of the Corporation’s revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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